Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2020 RESULTS

Key Results

•Sales increased 16 percent to $2.0 billion; in local currency, sales increased 15 percent
•Operating profit for the quarter increased 47 percent to $424 million; adjusted operating profit increased 43 percent to $425 million
•Operating margin increased 460 basis points to 21.4 percent; adjusted operating margin increased 400 basis points to 21.4 percent
•Earnings per share from continuing operations increased 88 percent to $1.05 per share; adjusted earnings per share from continuing operations increased 73 percent to $1.04 per share

LIVONIA, Mich. (October 28, 2020) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter results.

“In the face of an uncertain and dynamic environment, we delivered an exceptional quarter while maintaining our top priority of employee safety,” said Masco President and CEO, Keith Allman. “I could not be prouder of our entire organization. These results demonstrate our ability to execute and the strength of our team. We leveraged strong demand and focused cost control to deliver profitable growth,” said Allman.

2020 Third Quarter Commentary

•On a reported basis, compared to third quarter 2019:
•Net sales increased 16 percent to $2.0 billion; in local currency, net sales increased 15 percent
•In local currency, North American sales increased 16 percent and international sales increased 9 percent
•Gross margins increased 230 basis points to 37.9 percent from 35.6 percent
•Operating profit increased 47 percent to $424 million
•Operating margins increased 460 basis points to 21.4 percent from 16.8 percent
•Income from continuing operations increased to $1.05 per share, compared to $0.56 per share
•Compared to third quarter 2019, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent, were as follows:
•Gross margins increased 210 basis points to 38.0 percent compared to 35.9 percent
•Operating profit increased 43 percent to $425 million from $298 million
•Operating margins increased 400 basis points to 21.4 percent compared to 17.4 percent
•Income from continuing operations increased to $1.04 per share, compared to $0.60 per share
•Liquidity at the end of the third quarter was $2.3 billion, including full availability on $1.0 billion revolving credit facility
•Plumbing Products’ net sales increased 13 percent (12 percent excluding the impact of foreign currency)
•Decorative Architectural Products’ net sales increased 19 percent

“We expect strong demand for our products to continue in the fourth quarter,” said Allman. “Our lower ticket, repair and remodel-oriented products are well positioned to capitalize on consumers’ increased interest in enhancing their homes,” continued Allman. “Additionally, while there is continued uncertainty due to the COVID-19 pandemic, our demonstrated ability to execute and our strong liquidity position will enable us to resume our share repurchase program in the fourth quarter.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The third quarter 2020 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Wednesday, October 28, 2020 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 8597764. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 8597764. The telephone replay will be available approximately two hours after the end of the call and continue through November 28, 2020.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer demand for our products, our production capabilities, our employees and our supply chain; the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,983	$1,716	$5,328	$5,068
Cost of sales	1,231	1,105	3,401	3,262
Gross profit	752	611	1,927	1,806

Selling, general and administrative expenses	328	322	939	964
Impairment charge for other intangible assets	—	—	—	9
Operating profit	424	289	988	833

Other income (expense), net:
Interest expense	(40)	(39)	(110)	(119)
Other, net	(4)	(9)	(22)	(17)
	(44)	(48)	(132)	(136)
Income from continuing operations before income taxes	380	241	856	697

Income tax expense	87	66	202	181
Income from continuing operations	293	175	654	516

(Loss) income from discontinued operations, net	—	(37)	411	1
Net income	293	138	1,065	517

Less: Net income attributable to noncontrolling interest	18	12	36	35
Net income attributable to Masco Corporation	$275	$126	$1,029	$482

Income (loss) per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$1.05	$0.56	$2.31	$1.65
(Loss) income from discontinued operations, net	—	(0.12)	1.54	—
Net income	$1.05	$0.44	$3.85	$1.65

Average diluted common shares outstanding	261	287	266	290

Amounts attributable to Masco Corporation:
Income from continuing operations	$275	$163	$618	$481
(Loss) income from discontinued operations, net	—	(37)	411	1
Net income attributable to Masco Corporation	$275	$126	$1,029	$482

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2020 and 2019
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,983	$1,716	$5,328	$5,068

Gross profit, as reported	$752	$611	$1,927	$1,806
Rationalization charges	1	5	7	7
Gross profit, as adjusted	$753	$616	$1,934	$1,813

Gross margin, as reported	37.9%	35.6%	36.2%	35.6%
Gross margin, as adjusted	38.0%	35.9%	36.3%	35.8%

Selling, general and administrative expenses, as reported	$328	$322	$939	$964
Rationalization charges	—	4	2	4
Selling, general and administrative expenses, as adjusted	$328	$318	$937	$960

Selling, general and administrative expenses as percent of net sales, as reported	16.5%	18.8%	17.6%	19.0%
Selling, general and administrative expenses as percent of net sales, as adjusted	16.5%	18.5%	17.6%	18.9%

Operating profit, as reported	$424	$289	$988	$833
Rationalization charges	1	9	9	11
Impairment charge for other intangible assets	—	—	—	9
Operating profit, as adjusted	$425	$298	$997	$853

Operating margin, as reported	21.4%	16.8%	18.5%	16.4%
Operating margin, as adjusted	21.4%	17.4%	18.7%	16.8%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Income Per Common Share Reconciliations

Income from continuing operations before income taxes, as reported	$380	$241	$856	$697
Rationalization charges	1	9	9	11
Impairment charge for other intangible assets	—	—	—	9
Pension costs associated with expected terminated plans	6	—	17	—
(Earnings) from equity investments, net	(1)	(1)	(1)	(1)
Loss on extinguishment of debt	6	—	6	—
Income from continuing operations before income taxes, as adjusted	392	249	887	716
Tax at 26% rate	(102)	(65)	(231)	(186)
Less: Net income attributable to noncontrolling interest	18	12	36	35
Income from continuing operations, as adjusted	$272	$172	$620	$495

Income from continuing operations per common share, as adjusted	$1.04	$0.60	$2.33	$1.71

Average diluted common shares outstanding	261	287	266	290

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2020 and December 31, 2019
(dollars in millions)

	September 30, 2020	December 31, 2019
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,326	$697
Receivables	1,262	997
Prepaid expenses and other	88	90
Inventories	811	754
Assets held for sale	—	173
Total Current Assets	3,487	2,711

Property and equipment, net	878	878
Operating lease right-of-use assets	156	176
Goodwill	528	509
Other intangible assets, net	253	259
Other assets	273	139
Assets held for sale	—	355
Total Assets	$5,575	$5,027

Liabilities
Current Liabilities:
Accounts payable	$933	$697
Notes payable	5	2
Accrued liabilities	799	700
Liabilities held for sale	—	149
Total Current Liabilities	1,737	1,548

Long-term debt	2,787	2,771
Noncurrent operating lease liabilities	143	162
Other liabilities	567	589
Liabilities held for sale	—	13
Total Liabilities	5,234	5,083

Equity	341	(56)
Total Liabilities and Equity	$5,575	$5,027

	As of September 30,
	2020	2019
Other Financial Data
Working Capital Days
Receivable days	55	55
Inventory days	70	72
Payable days	74	68
Working capital	$1,140	$1,146
Working capital as a % of sales (LTM)	16.4%	17.1%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2020 and 2019
(dollars in millions)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$590	$754
Working capital changes	(17)	(149)
Net cash from operating activities	573	605

Cash Flows From (For) Financing Activities:
Retirement of notes	(400)	—
Purchase of Company common stock	(602)	(440)
Cash dividends paid	(108)	(105)
Dividends paid to noncontrolling interest	(23)	(42)
Issuance of notes, net of issuance costs	415	—
Debt extinguishment costs	(5)	—
Proceeds from the exercise of stock options	26	23
Employee withholding taxes paid on stock-based compensation	(25)	(21)
Increase (decrease) in debt, net	1	(3)
Credit Agreement and other financing costs	—	(2)
Net cash for financing activities	(721)	(590)

Cash Flows From (For) Investing Activities:
Capital expenditures	(72)	(111)
Acquisition of business, net of cash acquired	(24)	—
Proceeds from disposition of businesses, net of cash disposed	868	2
Other, net	(2)	5
Net cash from (for) investing activities	770	(104)

Effect of exchange rate changes on cash and cash investments	7	10

Cash and Cash Investments:
Increase (decrease) for the period	629	(79)
At January 1	697	559
At September 30	$1,326	$480

	As of September 30,
	2020	2019
Liquidity
Cash and cash investments	$1,326	$480
Revolver availability	1,000	1,000
Total Liquidity	$2,326	$1,480

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2020 and 2019
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Plumbing Products
Net sales	$1,141	$1,006	13%	$2,964	$2,958	—%

Operating profit, as reported	$271	$179		$583	$530
Operating margin, as reported	23.8%	17.8%		19.7%	17.9%

Rationalization charges	—	9		5	11
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	271	188		589	541
Operating margin, as adjusted	23.8%	18.7%		19.9%	18.3%

Depreciation and amortization	21	20		61	59
EBITDA, as adjusted	$292	$208		$650	$600

Decorative Architectural Products
Net sales	$842	$710	19%	$2,364	$2,110	12%

Operating profit, as reported	$179	$134		$475	$380
Operating margin, as reported	21.3%	18.9%		20.1%	18.0%

Rationalization charges	1	—		3	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	180	134		478	389
Operating margin, as adjusted	21.4%	18.9%		20.2%	18.4%

Depreciation and amortization	10	11		31	31
EBITDA, as adjusted	$190	$145		$509	$420

Total
Net sales	$1,983	$1,716	16%	$5,328	$5,068	5%

Operating profit, as reported - segment	$450	$313		$1,058	$910
General corporate expense, net	(26)	(24)		(70)	(77)
Operating profit, as reported	424	289		988	833
Operating margin, as reported	21.4%	16.8%		18.5%	16.4%

Rationalization charges - segment	1	9		8	11
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	425	298		997	853
Operating margin, as adjusted	21.4%	17.4%		18.7%	16.8%

Depreciation and amortization - segment	31	31		92	90
Depreciation and amortization - non-operating	2	2		6	7
EBITDA, as adjusted	$458	$331		$1,095	$950
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2020 and 2019
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
North American
Net sales	$1,599	$1,374	16%	$4,337	$4,033	8%

Operating profit, as reported	$368	$262		$899	$759
Operating margin, as reported	23.0%	19.1%		20.7%	18.8%

Rationalization charges	1	9		8	11
Accelerated depreciation related to rationalization activity	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	369	271		908	779
Operating margin, as adjusted	23.1%	19.7%		20.9%	19.3%

Depreciation and amortization	21	21		60	61
EBITDA, as adjusted	$390	$292		$968	$840

International
Net sales	$384	$342	12%	$991	$1,035	(4)%

Operating profit, as reported	$82	$51		$159	$151
Operating margin, as reported	21.4%	14.9%		16.0%	14.6%

Depreciation and amortization	10	10		32	29
EBITDA	$92	$61		$191	$180

Total
Net sales	$1,983	$1,716	16%	$5,328	$5,068	5%

Operating profit, as reported - segment	$450	$313		$1,058	$910
General corporate expense, net	(26)	(24)		(70)	(77)
Operating profit, as reported	424	289		988	833
Operating margin, as reported	21.4%	16.8%		18.5%	16.4%

Rationalization charges - segment	1	9		8	11
Accelerated depreciation related to rationalization activity	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	425	298		997	853
Operating margin, as adjusted	21.4%	17.4%		18.7%	16.8%

Depreciation and amortization - segment	31	31		92	90
Depreciation and amortization - non-operating	2	2		6	7
EBITDA, as adjusted	$458	$331		$1,095	$950
Historical information is available on our website.